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                                                                    EXHIBIT 99.2

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Annual Report on Form 10-K of IDX Systems Corporation (the "Company") for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, James H. Crook, Jr., Chief Executive Officer of the Company, and John A. Kane, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                 /s/ James H. Crook, Jr.
                                 ---------------------------------------
Dated:  March 31, 2003           James H. Crook, Jr.
                                 Chief Executive Officer










                                 /s/ John A. Kane
                                 ---------------------------------------
Dated:  March 31, 2003           John A. Kane
                                 Sr. Vice President, Finance and Administration,
                                 Chief Financial Officer and Treasurer

A signed original of this written statement has been provided to IDX Systems Corporation and will be retained by IDX Systems Corporation and furnished to the Securities and Exchange Commission or its staff upon request.